Exhibit 5

                          Opinion of McCarthy Tetrault



                                                                   June 21, 2001

World Heart Corporation
1 Laser Street
Ottawa, Ontario
K2E 7V1

Dear Sirs,

              Re: Registration Statement of World Heart Corporation

We have acted as Canadian counsel to World Heart Corporation, a corporation incorporated under the laws of the Province of Ontario (the "Company"). This opinion is being rendered in connection with the proceedings taken and proposed to be taken by the Company in connection with the registration, pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 2,320,000 Common Shares of the Company (the "Shares), issuable pursuant to the Company's Employee Stock Option Plan (the "Plan").

We have examined such corporate records, agreements and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. As to questions of fact, material to such opinions, we have, when relevant facts were not independently established by us, relied on the documents we have examined or upon the certifications and representations of officers of the Company. We have assumed the authenticity of all the documents presented to us as originals.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, upon the exercise of options for up to 2,320,000 common shares of the Company granted pursuant to the Plan and exercised in accordance with the Plan, and receipt by the Company of the purchase price for the common shares of the Company which are the subject of such options, such common shares will be validly issued as fully paid and non-assessable shares in the capital of the Company.

We do not express any opinion as to any laws other than the laws of the Province of Ontario and the laws of Canada applicable therein.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Your very truly,

                                                 /s/ McCarthy Tetrault

                                                 McCarthy Tetrault